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                                                                     EXHIBIT 4.1

                             STOCKHOLDERS AGREEMENT

            This Stockholders Agreement (the "Agreement") is entered into as of May 17, 2002, by and among CFSL Holdings Corp., a Delaware corporation (the "Company"), CFSL Acquisition Corp., a Delaware corporation ("CFSL Acquisition"), and the investors listed on Schedule A hereto (each, together with its Permitted Transferees (as defined herein), an "Investor" and, collectively, the "Investors").

                                    RECITALS

            WHEREAS, the Company, CFSL Acquisition and certain of the Investors are each parties to that certain Subscription Agreement, dated as of May 17, 2002 (the "Subscription Agreement"), pursuant to which each of such Investors has agreed to purchase shares of Class A Common Stock (the "Class A Common Stock") and/or Common Convertible Notes (as defined herein) issued by the Company, and shares of Series A Cumulative Preferred Stock (the "Series A Preferred Stock" and, together with the Class A Common Stock, the "Stock") and/or Preferred Convertible Notes (as defined herein) issued by CFSL Acquisition;

            WHEREAS, the Company, CFSL Acquisition and certain of the Investors are each parties to that certain amended and restated securities purchase agreement, dated as of May 17, 2002 (the "Securities Purchase Agreement"), pursuant to which each of such Investors has agreed to purchase shares of Class A Common Stock issued by the Company and/or shares of Series A Preferred Stock of CFSL Acquisition, together with warrants to purchase additional shares of such Class A Common Stock (the "Common Warrants") and contingent warrants to purchase additional shares of such Class A Common Stock (the "Contingent Warrants" and, together with the Common Warrants, the "Warrants"). The Warrants, the Stock and the Convertible Notes (as defined herein) are collectively referred to in this Agreement as the "Securities";

            WHEREAS, all the outstanding shares of common stock of CFSL Acquisition will be held by the Company at the time of the closing under the Subscription Agreement and the Securities Purchase Agreement (the "Closing");

            WHEREAS, as a condition to consummating the transactions contemplated by the Subscription Agreement and the Securities Purchase Agreement, the Company, CFSL Acquisition and the Investors are executing this Agreement; and

            WHEREAS, the Company, CFSL Acquisition and the Investors desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer of the Securities to be acquired by the Investors.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

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SECTION 1. DEFINITIONS

      (a) As used in this Agreement, the following terms have the following meanings:

            "Acquisition Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of CFSL Acquisition.

            "Affiliate" means, (i) when used with respect to a specified Person which is not a natural person, another Person that, either directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified (ii) when used with respect to a specified Person who is a natural person, any member of such Person's Immediate Family or any trust, Subchapter S Corporation, limited liability company or limited partnership, the sole beneficial owners of which are such Person or members of his or her Immediate Family. With respect to GE Capital Equity Investments, Inc., the term "Affiliate" shall include any entity managed by GE Capital Equity Investments, Inc. or any Affiliate of such entity. With respect to CDP, the term "Affiliate" shall include any entity controlled, directly or indirectly, by Caisse de depot et placement de Quebec.

            "Board of Directors" means the board of directors of the Company.

            "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the city of New York, New York.

            "Caisse Stockholder" means CDP and its Permitted Transferees.

            "CDP" means CDP Financial Services (US) LP, a limited partnership organized under the laws of the State of Delaware.

            "CFS" means Collegiate Funding Services, L.L.C., a Virginia limited liability company.

            "CFS Board" means the board of managers of CFS.

            "CFSL Acquisition Board" means the board of directors of CFSL Acquisition.

            "Class A Common Stock" means the class A common stock, par value $0.001 per share, of the Company, together with each class of security, if any, into which such class A common stock may hereafter be converted or for which such class A common stock may hereafter be exchanged and shall include the class A common stock underlying (i) the Common Warrants, (ii) the Contingent Warrants (which shall be deemed to be fully exercisable as of the date of measurement, assuming that all of the then outstanding Common Convertible Notes have been converted in full on such date) and (iii) the Common Convertible Notes, each of which shall be deemed to be outstanding, but shall not be counted twice with outstanding shares for any purpose herein.

            "Class B Common Stock" means the class B common stock, par value $0.001 per share, of the Company, together with each class of security, if any, into which such class B

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common stock may hereafter be converted or for which such class B common stock may hereafter be exchanged.

            "Closing" has the meaning set forth in the Recitals hereto.

            "Co-Investor Group" means each of the Caisse Stockholders, the GE Stockholders and the TCW Stockholders, each constituting a distinct Co-Investor Group.

            "Commission" means the U.S. Securities and Exchange Commission.

            "Common Convertible Notes" means the 8.0% convertible notes issued by the Company to the indicated Investors on Schedule A hereto on the date of this Agreement, having an initial aggregate principal amount of $1,008,854, and which are convertible into shares of the Company's Class A Common Stock.

            "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

            "Common Warrants" has the meaning set forth in the Recitals hereto.

            "Company Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Company.

            "Contingent Preferred Shares" means the aggregate number of shares of Series A Preferred Stock that are issuable by CFSL Acquisition under Section 7A of this Agreement as of the date of measurement, assuming that all of the then-outstanding Preferred Convertible Notes are converted in full on such date.

            "Contingent Warrants" has the meaning set forth in the Recitals hereto.

            "Convertible Notes" means the Common Convertible Notes and the Preferred Convertible Notes.

            "Co-Sale Pro Rata Share" means:

            (i) in the case of Class A Common Stock, or Warrants or Common Convertible Notes proposed to be sold, the ratio that:

                  (A) the sum of the number of shares of Class A Common Stock then held by an Investor plus the number of shares of Class A Common Stock issuable upon exercise of Warrants or conversion of the Common Convertible Notes (or any other instrument or security convertible into Class A Common Stock) then held by such Investor (if any) bears to

                  (B) the sum of the total number of shares of Class A Common
            Stock then held by all Investors plus the number of shares of Class A Common Stock issuable upon exercise of all outstanding Warrants and upon conversion of all outstanding Common Convertible Notes (or any other

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            instrument or security convertible into Class A Common Stock) then held by all Investors plus the sum of the total number of shares of Class B Common Stock then held by the Management Investors plus the number of shares of Class B Common Stock issuable upon exercise of all outstanding stock options to purchase Class B Stock issued by the Company to the Management Investors;

provided, however, that until such time as the Lightyear Stockholders and their Permitted Transferees no longer collectively own at least a majority of the Class A Common Stock owned by them as of the date hereof, the Co-Sale Pro Rata Share referred to in this clause (i) will be determined without reference to any Class B Common Stock (or options to acquire such stock) held by the Management Investors and their transferees;

            (ii) in the case of Series A Preferred Stock or Preferred Convertible Notes proposed to be sold, the ratio that:

                  (A) the sum of the number of shares of Series A Preferred
            Stock then held by an Investor plus the number of shares of Series A Preferred Stock issuable upon conversion of all Preferred Convertible Notes (or any other instrument or security convertible into Series A Preferred Stock) then held by such Investor (if any), plus, if such Investor is a TCW Stockholder, such Investor's allocable portion of the Contingent Preferred Shares, bears to

                  (B) the sum of the total number of shares of Series A
            Preferred Stock then held by all Investors plus the number of shares of Series A Preferred Stock issuable upon conversion of all outstanding Preferred Convertible Notes (or any other instrument or security convertible into Series A Preferred Stock) plus the Contingent Preferred Shares plus the sum of the total number of shares of Series A Preferred Stock then held by the Management Investors;

provided, however, that until such time as the Lightyear Stockholders and their Permitted Transferees no longer collectively own at least a majority of the Series A Preferred Stock owned by them as of the date hereof, the Co-Sale Pro Rata Share referred to in this clause (ii) will be determined without reference to any Series A Preferred Stock held by the Management Investors and their transferees; and

            (iii) in the case of other securities of the Company, CFSL Acquisition or any other Subsidiary of the Company proposed to be sold, the ratio that, as reasonably determined by the Board of Directors:

                  (A) the equity interest of such Investor (including the
            securities described in clauses (i) and (ii) above) in the Company, CFSL Acquisition or such other Subsidiary of the Company, as the case may be, whether held directly or through the Company, CFSL Acquisition or any other Subsidiary of the Company, on a fully-diluted basis, bears to

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                  (B) the total outstanding equity interests held by all
            investors (including the securities described in clauses (i) and (ii) above) in such entity, whether held directly or through the Company, CFSL Acquisition or another Subsidiary of the Company, on a fully-diluted basis;

provided, however, that the Board of Directors shall furnish to each Investor exercising co-sale rights with respect to such securities a written statement, executed by the Company's Chief Financial Officer, setting forth the basis of such calculation, and that in connection with any such calculation, to the extent practicable, securities that are exercisable for, or convertible into, the common equity interests of the Company or a Subsidiary of the Company shall be deemed to represent such number of common equity securities as may be issued upon such exercise or conversion.

            "Director" means a member of the Board of Directors.

            "Documents" means this Agreement, the Subscription Agreement, the Securities Purchase Agreement, the Warrant Agreement, the Senior Notes, the Convertible Notes, the Pledge and Security Agreement and the Account Control Agreement (as defined in the Pledge and Security Agreement).

            "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

            "First Refusal Pro Rata Share" means:

            (i)   with regard to the Company, the ratio that:

                  (A) the sum of the number of shares of Class A Common Stock then held by an Investor plus the number of shares of Class A Common Stock issuable upon exercise of Warrants or conversion of Common Convertible Notes then held by such Investor (if any) bears to

                  (B) the sum of the total number of shares of Class A Common
            Stock then held by all Investors plus the number of shares of Class A Common Stock issuable upon conversion of all outstanding Warrants and upon conversion of all outstanding Common Convertible Notes; and

            (ii)  with regard to CFSL Acquisition, the ratio that:

                  (A) the sum of the number of shares of Series A Preferred
            Stock then held by an Investor plus the number of shares of Series A Preferred Stock issuable upon conversion of all Preferred Convertible Notes then held by such Investor (if any), plus, if such Investor is a TCW Stockholder, such Investor's allocable portion of the Contingent Preferred Shares, bears to

                  (B) the sum of the total number of shares of Series A
            Preferred Stock then held by all Investors plus the number of shares of Series A Preferred

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            Stock issuable upon conversion of all outstanding Preferred
            Convertible Notes plus the Contingent Preferred Shares.

            "GE Stockholder" means GE Capital Equity Investments, Inc. and its Permitted Transferees.

            "Immediate Family" means with respect to any natural person, the legal spouse of such person or any of their respective parents, siblings, children or other direct lineal descendents.

            "Investors" has the meaning set forth in the Recitals hereto.

            "Lightyear Majority" means Lightyear Stockholders who, in the aggregate, hold at least a majority of the shares of Common Stock held by all Lightyear Stockholders.

            "Lightyear Stockholders" means The Lightyear Fund, L.P., Lightyear Co-Invest Partnership, L.P., and their respective Permitted Transferees.

            "Management Investors" means J. Barry Morrow, Kevin Landgraver, W. Clark McGhee and Charles Terribile.

            "Parties" means the Investors, CFSL Acquisition and the Company.

            "Permitted Issuances" means the issuance by the Company or any Subsidiary of the Company of any equity security (i) pursuant to convertible securities and warrants that are set forth on Schedule A hereto, (ii) authorized for issuance under the Company's 2002 Stock Incentive Plan, as described in
Section 2(c), (iii) provided for under Section 7A of this Agreement, (iv) issued in connection with an asset securitization transaction approved by the Board of Directors, or (v) provided for under Section 6.6(d)(x) of the Securities Purchase Agreement.

            "Permitted Transferee" means any Affiliate, any spouse or lineal ancestor or descendant, any trust or other entity created and existing solely for the benefit, directly or indirectly, of any such person or persons, or with regard to any of the foregoing, the Company or CFSL Acquisition, if the transfer is made pursuant to any redemption right contained in the Acquisition Certificate of Incorporation or the Company Certificate of Incorporation, as applicable. In the case of a TCW Stockholder, any Person shall be a Permitted Transferee. In the case of a Lightyear Stockholder, Permitted Transferee means only (i) ninety percent (90%) or greater owned Subsidiaries of such Lightyear Stockholder, (ii) a Person that wholly owns such Lightyear Stockholder, (iii) Persons who are partners or members of a Lightyear Stockholder who receive a pro rata portion of Securities in accordance with the partnership or limited liability company agreement to which such Persons and such Lightyear Stockholder are parties upon (A) any dividend payment or any other distribution or (B) the dissolution of such Lightyear Stockholder and (iv) any investment fund that (A) directly or indirectly, is controlled by or is under common control with The Lightyear Fund GP, LLC, the general partner of The Lightyear Fund, L.P., and (B) includes the same investors as in The Lightyear Fund, L.P., together with any other investors added to such fund for the sole purpose of expanding The Lightyear Fund, L.P. In all cases, for any Person to qualify as a Permitted Transferee, such Person must agree in

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writing to take and hold the Securities transferred to such Person subject to the provisions and upon the conditions specified in this Agreement, including
Section 6 hereof.

            "Person" means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust or other organization or any governmental authority.

            "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of the date hereof, among CFS, each guarantor party thereto and the collateral agent party thereto as secured party for the benefit of the holders of the Senior Notes.

            "Preferred Convertible Notes" means the 8.0% convertible notes issued by CFSL Acquisition to the indicated Investors on Schedule A hereto on the date of this Agreement, having an initial aggregate principal amount of $3,991,146, and which are convertible into shares of CFSL Acquisition's Series A Preferred Stock.

            "Prospectus" means a prospectus filed under the Securities Act relating to a Registration Statement filed pursuant to the terms of this Agreement.

            "Qualified Public Offering" means the initial underwritten public offering of capital stock by the Company pursuant to an effective registration statement filed by the Company with the Commission under the Securities Act, pursuant to which the aggregate offering price of the capital stock sold in such offering is equal to or greater than $35.0 million.

            "Qualifying Co-Investor Group" means any Co-Investor Group, the members of which hold at least 320,000 shares of Common Stock (as adjusted to reflect any Recapitalizations).

            "Recapitalization" means a stock split, subdivision, stock dividend, combination, recapitalization or any similar transaction.

            "Registrable Stock" means all capital stock of the Company (including, without limitation, the Common Stock and the Common Stock issuable upon exercise of Warrants or upon conversion of the Common Convertible Notes (or any other convertible instrument or security)), whether held as of the date hereof or acquired hereafter, held by Investors or Other Registering Holders (as defined herein) other than Common Stock (i) sold by an Investor in a transaction in which his, her or its rights under this Agreement are not assigned, (ii) sold pursuant to an effective registration statement under the Securities Act, (iii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions under Rule 144, or any successor rule thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or
(iv) that can be sold within ninety (90) days in the manner described in clause
(iii) above.

            "Registering Investor" shall mean any Investor registering any Registrable Stock pursuant to rights granted to such Investor pursuant to
Section 10 hereof.

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            "Registration Statement" means a form filed with the Commission under the Securities Act relating to the registration of the Company's capital stock.

            "Sale Proposal" means a proposal for any transaction (or series of contemporaneous related transactions) if, as a result of such transaction (or series of contemporaneous related transactions), any Person or group of related Persons, other than any Lightyear Stockholder, any officer, director or employee of the Company, CFSL Acquisition or any other Subsidiary of the Company, and each of their respective Affiliates and Permitted Transferees, hold, in the aggregate, voting securities of the Company (or of a successor to the Company) then outstanding, including shares of Common Stock (or voting securities of such successor issued in exchange for Common Stock), the holders of which are entitled to cast more than fifty percent (50%) of the votes in any election of the board of directors of the Company (or of such successor). Notwithstanding the foregoing, a transaction involving the sale of capital stock of the Company (whether by merger or otherwise) will not be considered a Sale Proposal unless the Lightyear Stockholders Transfer at least fifty percent (50%) of the Common Stock held by them as of the date of such transaction, including Common Stock issuable upon conversion of the Common Convertible Notes.

            "Securities" has the meaning set forth in the Recitals hereto.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Purchase Agreement" means the Amended and Restated Securities Purchase Agreement, dated as of May 17, 2002, among the Company, CFSL Acquisition, CFS, the guarantors party thereto, the purchasers party thereto and TCW/Crescent Mezzanine Management III, L.L.C., as collateral agent for such purchasers.

            "Senior Notes" means the 11.0% Senior Secured Notes Due March 31, 2007 of CFS outstanding from time to time and issued in connection with the Securities Purchase Agreement.

            "Series A Preferred Stock" means the Series A Cumulative Preferred Stock of CFSL Acquisition, par value $0.001 per share, together with each class of security, if any, into which such shares may hereafter be converted or for which such shares may hereafter be exchanged, and shall include the Contingent Preferred Shares and the shares of Series A Preferred Stock underlying the Preferred Convertible Notes (which shall be deemed to be outstanding, but shall not be counted twice with outstanding shares for any purpose herein).

            "Solvent" means, with respect to any Person on a particular date, that on such date, (i) the fair saleable value of the assets of such Person exceeds its probable liability on its debts as they become absolute and mature,
(ii) all of such Person's assets, at a fair valuation, exceed the sum of such Person's debts, (iii) such Person is able to pay its debts or liabilities as such debts and liabilities mature and (iv) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital.

            "Subscription Agreement" has the meaning set forth in the Recitals hereto.

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            "Subsidiary" means, with respect to any Person, any other Person more than fifty percent (50%) of the voting power of which is held by such first Person and/or any of such first Person's Subsidiaries, or over which such Person either directly or indirectly exercises actual control.

            "TCW Stockholder" means each of TCW/Crescent Mezzanine Partners III, L.P., TCW/Crescent Mezzanine Trust III and TCW/Crescent Mezzanine Partners III Netherlands, L.P. and those Permitted Transferees to whom they validly transfer Securities subject to this Agreement.

            "Warrant Agreement" means the Warrant Agreement dated as of the date hereof by and among the Company and the purchasers party thereto.

            "Warrants" has the meaning set forth in the Recitals hereto.

      (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (iv) the term "Section" refers to the specified Section of this Agreement, (v) the word "including" shall mean "including, without limitation", (vi) the word "or" shall be disjunctive but not exclusive and (vii) references to any Securities held as of any particular date by an Investor shall include any type of the same Securities acquired after the date of this Agreement by such Investor.

      (c) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

      (d) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

      (e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party, whether or not such Party had responsibility for drafting any portion of this Agreement.

SECTION 2. MANAGEMENT

      (a) Required Approvals. The Company and CFSL Acquisition shall not, and shall not permit CFS to, take any of the following actions without (i) the approval of at least two-thirds of the Class A Common Stock held by the Parties to this Agreement as of the date of such action or (ii) unanimous approval of the members of the Board of Directors, and provided that the actions set forth in Section 2(a)(i)(A), Section 2(a)(ii), Section 2(a)(x) and Section 2(a)(xi) shall require the additional approval, for each Qualifying Investor Group, of at least a majority of the Class A Common Stock held by such Qualifying Co-Investor
Group:

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            (i)   alter or change the rights, preferences or privileges of, or the qualifications, limitations or restrictions that provide for the benefit of,
(A) the Class A Common Stock or (B) the Series A Preferred Stock so as to affect adversely such shares;

            (ii)  alter, change or waive the provisions of (A) Article THIRD,
Section 4(b)(ii) or Article THIRD, Section 4(d) of the Company Certificate of Incorporation or (B) Article THIRD, Section 5(c)(ii), Article THIRD, Section 5(c)(iii), Article THIRD, Section 3.5(c)(iv) or Article THIRD, Section 5(e)(ii) of the Acquisition Certificate of Incorporation;

            (iii) increase the size of the Board of Directors, the CFSL Acquisition Board or the CFS Board to a number of members in excess of five (5);

            (iv) declare or pay dividends or make other distributions on the capital stock of the Company or CFSL Acquisition, or the equity interests of CFS;

            (v) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of the capital stock of the Company, CFSL Acquisition or any other Subsidiary of the Company; provided, however, that this restriction does not apply to (A) repurchases of Securities pursuant to Section 4 of this Agreement and (B) the repurchase of shares of capital stock from employees, officers, directors, consultants or other persons performing services for the Company, CFSL Acquisition or any other Subsidiary of the Company (1) issued to the Management Investors on the date of this Agreement or (2) issued under a stock option or similar plan approved in accordance with paragraph (x) below, in the case of each of (1) and (2), pursuant to agreements under which the Company, CFSL Acquisition or any other Subsidiary of the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or other provision of services to the Company, CFSL Acquisition or any other Subsidiary of the Company;

            (vi) authorize any new class of equity securities, increase the size of any class of equity securities existing on the date hereof, or issue any new equity securities (including any securities that are exercisable for, or convertible into, equity securities), except for Permitted Issuances;

            (vii) engage in any merger or acquisition transactions (including any purchase or sale of all or substantially all of a company's assets), whether or not the Company, CFSL Acquisition or CFS is the surviving entity (except so as to effect a reincorporation of the Company, CFSL Acquisition or CFS into a new jurisdiction), provided, however, that a merger of CFSL Acquisition with another entity (except so as to effect a reincorporation) shall require the additional approval of the majority of the Class A Common Stock held by each Qualifying Co-Investor Group;

            (viii) adopt a Plan of Liquidation (as defined in the Securities Purchase Agreement);

            (ix) institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a bankruptcy proceeding against it, or file a petition or answer or consent seeking reorganization under applicable law, or consent to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or

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of all or substantially all of its property, or make an assignment for the benefit of creditors; provided, however, that the Board of Directors, the CFSL Acquisition Board or the CFS Board may take any of the foregoing actions if approved by the number of directors or managers (as applicable) required by the laws of its respective jurisdiction of incorporation or organization for the taking of such action if, (A) upon advice of counsel, such approval is required, or is reasonably likely to be required, in order for such Board to satisfy its fiduciary obligations under applicable law or (B) such Board determines that the Company, CFSL Acquisition or CFS, as applicable, is reasonably likely not to be Solvent;

            (x) (A) increase the number of shares of Common Stock that may be issued under the Company's 2002 Stock Incentive Plan or adopt any other stock option plan or similar equity plan for the Company if the aggregate number of shares of Common Stock issuable under such plan or plans exceeds ten percent (10%) of the Company's Common Stock, on a fully-diluted basis, (B) adopt a stock option plan or similar equity plan relating to the capital stock of CFSL Acquisition, CFS or any other Subsidiary of the Company or (C) issue any options to directors, officers, employees, consultants or other persons performing services for the Company, CFSL Acquisition or any other Subsidiary of the Company, except pursuant to an option plan approved in accordance with this paragraph;

            (xi) in the case of the Company, entering into an agreement of the type contemplated by the second to last sentence of Article THIRD, Section 4(b)(ii) of the Company Certificate of Incorporation, or, in the case of CFSL Acquisition, entering into an agreement of the type contemplated by the second to last sentence of Article THIRD, Section 4(c)(vi) of the Acquisition Certificate of Incorporation; or

            (xii) agree to do any of the foregoing.

      (b) Independent Auditors. No change may be made to the independent auditor of the Company, CFSL Acquisition or CFS without the approval of the majority of the Class A Common Stock held by the Parties to this Agreement, including, for each Qualifying Co-Investor Group, the majority of the Class A Common Stock held by such Qualifying Co-Investor Group. Notwithstanding the foregoing, during the first three months following the date of this Agreement, a U.S. Affiliate of Deloitte Touche, Ernst & Young, KPMG or PricewaterhouseCoopers may be appointed as the independent auditor of the Company, CFSL Acquisition or CFS if the provisions of Section 2(a) are satisfied.

      (c) Approval of Stock Incentive Plan. In order to obtain certain benefits under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), including the ability to grant options that qualify as "Incentive Stock Options" under the Code, each of the Investors hereby agrees to execute as of the Closing Date the form of written consent of the stockholders of the Company in the form attached hereto as Schedule B, which such written consent provides for the approval of the Company's 2002 Stock Incentive Plan.

      (d) Restrictions on Corporate Structure. Neither the Company nor CFSL Acquisition shall be a party to any merger, consolidation, reorganization or other restructuring if, as a result of such merger, consolidation, reorganization or restructuring, (i) any Caisse Stockholder will own an equity interest in (A) CFS directly or indirectly through an entity unless such entity is treated as a corporation for U.S. federal income tax purposes, or (B) the resulting entity, directly or indirectly, if such equity interest is at least fifty percent (50%) of the vote or value of the total equity interests in such entity, or (ii) any Caisse Stockholder would own an equity investment or otherwise hold an interest in an investment prohibited or restricted by an Act respecting the Caisse de depot et placement du Quebec (R.S.Q., c.C-2). In addition, neither the Company nor CFSL Acquisition shall authorize a public offering of equity securities (or securities convertible into equity securities) by CFSL Acquisition under the Securities Act.

SECTION 3. BOARD OF DIRECTORS

      (a) Nomination. Effective on the date hereof, (i) Lightyear Stockholders constituting a Lightyear Majority shall be entitled to designate in writing three (3) nominees for election to the Board of Directors (the "Lightyear Directors"). For so long as a minimum of $15,000,000 in aggregate principal amount of the Senior Notes issued pursuant to the Securities Purchase Agreement are outstanding, TCW/Crescent Mezzanine, L.L.C. ("TCW") shall be entitled to designate in writing one (1) nominee for election to the Board of Directors, and such member shall be included in any executive committee or other committee with similarly broad authority. For so long as he remains an executive officer of the Company, J. Barry Morrow shall be entitled to designate himself for election to the Board of Directors.

      (b) Voting Agreement. At each election of Directors held after the date hereof (or each written consent in lieu thereof), each Investor agrees to vote all shares of Common Stock owned or held of record by such Investor to elect (or to execute such written consent consenting to the election of) the nominees designated pursuant to subsection (a) above. The voting agreements contained herein are coupled with an interest and may not be revoked or amended except as set forth in this Agreement.

      (c) Removal. If an Investor provides written notice to the Company or CFSL Acquisition, as appropriate, and to each other Investor indicating that such Investor desires to remove a Director designated by such Investor pursuant to Section 3(a) above (with or without cause), then such Director shall be removed, with or without cause, and each Investor hereby agrees to vote all shares of Common Stock owned or held of record by such Investor and to take such other action as may be necessary to effect such removal. Notwithstanding the foregoing, no Director designated by an Investor pursuant to Section 3(a) above shall be removed, with or without cause, without the prior written consent of that Investor.

      (d) Vacancies. In the event that a vacancy is created on the Board of Directors at any time by death, disability, retirement, resignation or removal (with or without cause) of a Director designated by an Investor, each Investor hereby agrees to vote all shares of Common Stock owned or held of record by it for the individual designated to fill such vacancy by the Investor whose previously designated Director vacated the Board of Directors; provided, that such designee may not previously have been a Director who was removed for cause.

      (e) Observer Rights. For so long as the GE Stockholders own at least 320,000 shares of Common Stock in the aggregate (as adjusted to reflect any Recapitalization), they will have the right to designate two (2) persons to be observers at each meeting of the Board of Directors, the CFSL Acquisition Board and the CFS Board. For so long as the Caisse Stockholders own at least 320,000 shares of Common Stock in the aggregate (as adjusted to reflect any Recapitalization), they will have the right to designate two (2) persons to be observers at each meeting of the Board of Directors, the CFSL Acquisition Board and the CFS Board. Each purchaser of $7,500,000 or more in aggregate principal amount of the Senior Notes shall have the right to designate one (1) person to be an observer at each meeting of the Board of Directors, the CFSL Acquisition Board and the CFS Board in accordance with Section 5.27 of the Securities Purchase Agreement; provided, however, that the holders of the Senior Notes as a group shall not be entitled to more than two (2) such observers. If more than two holders of the Senior Notes hold $7,500,000 in aggregate principal amount of the Senior Notes, then the observers referred to in the previous sentence shall be determined by the majority vote of all holders of the Senior Notes. Each observer will be entitled to participate fully in all discussions among the directors or managers, as the case may be (but shall not be entitled to vote), at such meetings, and to receive all notices of meetings and other materials (including minutes) provided to the directors or managers, as the case may be, subject to any restrictions under applicable law and to the determinations of the directors or managers, as the case may be, regarding confidentiality considerations or potential conflicts of interest. The Company, CFSL Acquisition and CFS shall reimburse each such observer for his or her reasonable out-of-pocket expenses incurred in connection with the attendance at such meetings.

      (f) CFSL Acquisition Board and CFS Board. The Company, as the sole holder of common stock of CFSL Acquisition, shall take all such actions as shall be necessary to ensure that at all times the Directors nominated pursuant to this Section 3 shall be elected to the CFSL Acquisition Board. CFSL Acquisition, as the sole member of CFS, shall cause CFS to take all such actions as shall be necessary to ensure that at all times the Directors elected pursuant to this
Section 3 shall be elected to the CFS Board.

SECTION 4. RIGHT OF FIRST REFUSAL

      (a) Subject to Section 6, in the event that any Investor (the "Proposed Transferor") proposes to sell, assign, encumber, give, pledge, hypothecate or otherwise dispose of any Securities or any direct or indirect interest therein (to "transfer") pursuant to a bona fide offer from, or proposed agreement with, a third party (the "Proposed Transferee"), such Investor must first give the Company (in the case of the Class A Common Stock, Common Convertible Notes or the Warrants) or CFSL Acquisition (in the case of the Series A Preferred Stock or the Preferred Convertible Notes) written notice (the "Company Notice") of the amount and kind of Securities to be transferred, the price, terms and conditions of the proposed transfer, including the identity of the Proposed Transferee, and a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed transfer.

      (b) Subject to the provisions of Section 5, within fourteen (14) days after the receipt of the Company Notice, the Company (in the case of the Class A Common Stock, the Common Convertible Notes or the Warrants) or CFSL Acquisition (in the case of the Series A Preferred Stock or the Preferred Convertible Notes) may elect to purchase, at the price and on the terms specified in the Company Notice, all or a portion of each type of the Securities described in the Company Notice. In the event the Company or CFSL Acquisition elects to purchase all or part of such Securities proposed to be transferred, the closing of such purchase will take place on the later of five (5) days after the expiration of such fourteen (14) day period or the date that the

Electing Investors (as defined below), if any, settle their purchase pursuant to the other provisions hereof; provided, however, that if the Proposed Transferor in such transaction is a Lightyear Stockholder, and any of the other Investors have exercised their rights under Section 5, the date of such closing shall be determined in accordance with such Section 5. The Company or CFSL Acquisition, as the case may be, must, no later than the expiration of such fourteen (14) day period, deliver to each Investor a copy of the Company Notice (the "Investors' Notice") indicating how many of such Securities have been proposed to be purchased by the Company or by CFSL Acquisition, and how many of such Securities have not been proposed to be purchased by the Company or CFSL Acquisition, as the case may be (the "Remaining Securities").

      (c)   Each Investor (other than the Proposed Transferor) will have twenty
(20) days from the date of the Investors' Notice to agree to purchase all or any portion of such Investor's First Refusal Pro Rata Share of each type of such Remaining Securities, for the price and upon the terms and conditions specified in the Investors' Notice, by giving written notice to such Proposed Transferor and the Company or CFSL Acquisition, as the case may be, stating therein the number of such Remaining Securities to be purchased. If any Investor fails to agree to purchase its full First Refusal Pro Rata Share of any type of such Securities within such twenty (20) day period, the Company or CFSL Acquisition, as the case may be, will give the Investors who did so agree (the "Electing Investors") notice (the "Second Investors' Notice") of the number of Remaining Securities which were not subscribed for. The Electing Investors will have ten
(10) days from the date of the Second Investors' Notice to agree to purchase their respective First Refusal Pro Rata Share of all or any part of each type of the Remaining Securities not subscribed for by such other Investors. For purposes of the second election under this Section 4(c), Securities held by Investors other than Electing Investors will be excluded for the purpose of calculating an Electing Investor's First Refusal Pro Rata Share. In the event that any Investor timely elects to acquire any of the Remaining Securities proposed to be transferred by the Proposed Transferor as specified in the Investors' Notice, settlement thereof will be made within thirty-five (35) days after the date of the Investors' Notice.

      (d) Notwithstanding the foregoing provisions of this Section 4, the Proposed Transferor will not be required to sell any Securities to the Company, CFSL Acquisition or the Electing Investors pursuant to this Section 4 unless all of the Securities described in the Company Notice are sold to the Company, CFSL Acquisition and/or the Electing Investors.

      (e) To the extent that the terms of payment set forth in the Company Notice and the Investors' Notice consist of property other than cash against delivery, the Company or CFSL Acquisition, as the case may be (if electing to purchase), and/or the Electing Investors must pay for such Securities on the same terms and conditions set forth in the Investors' Notice; provided, however, that the Electing Investors may, at their option, pay in cash the fair market value to the Proposed Transferor of the payment set forth in the Investors' Notice, as such fair market value shall be determined in good faith by the Board of Directors, taking into consideration such factors as any tax or other benefits that are reasonably likely to be received by the Proposed Transferor as a result of the proposed transfer. The Proposed Transferor and each Electing Investor, at its own expense, may provide to the Board of Directors such information or materials as it believes will assist the Board of Directors in making such determination.

      (f) Subject to the provisions of Section 5, with respect to any Transfer by a Lightyear Stockholder, if the right of first refusal is not exercised in full within the thirty (30) day period specified above (collectively, the "Notice Period"), the Proposed Transferor will have sixty (60) days thereafter to sell, to the Proposed Transferee only, each type of the Securities not elected to be purchased at the price and upon the terms and conditions no more favorable to the purchasers of such Securities than specified in the Company Notice, provided that the recipient of such Securities agrees in writing to be bound by the terms of this Agreement applicable to the Proposed Transferor. In the event the Proposed Transferor has not sold such Securities within such sixty
(60) day period, the Proposed Transferor may not thereafter sell any of such Securities without first offering such Securities to the Company or CFSL Acquisition, as the case may be, and the Investors in the manner provided in this Section 4.

SECTION 5. RIGHT OF CO-SALE

      (a) Subject to Section 6, and notwithstanding anything to the contrary set forth in Section 4(f), no Lightyear Stockholder or any of its Permitted Transferees may transfer any (i) Securities that neither the Company (in the case of the Class A Common Stock, the Warrants or the Convertible Common Notes), CFSL Acquisition (in the case of the Series A Preferred Stock or the Preferred Convertible Notes) nor the Investors have elected to purchase pursuant to
Section 4 or (ii) other securities of the Company, CFSL Acquisition or any other Subsidiary of the Company (whether or not such other class of securities is authorized or issued as of the date hereof), in each case, until each Investor has been given the opportunity, exercisable within twenty (20) days from the date of the Investors' Notice, or, if the proposed transfer is not subject to
Section 4, twenty (20) days after the date of a notice that the Lightyear Stockholder or its Permitted Transferee shall deliver to each Investor pursuant to this Section 5(a), to sell to the Proposed Transferee, at the same price, and upon the same terms and conditions offered to the Lightyear Stockholder or its Permitted Transferee, up to such Investor's Co-Sale Pro Rata Share of the Class A Common Stock, Convertible Common Notes, Series A Preferred Stock, Convertible Preferred Notes, Warrants or other securities, as the case may be, proposed to be sold. If the Company, CFSL Acquisition, any other Subsidiary of the Company or any Investor exercises its purchase rights under Section 4 or otherwise with respect to a transfer of securities by Lightyear or its Permitted Transferees, each other Investor shall have the right under this Section 5 to sell such Investor's Co-Sale Pro Rata Share of the Class A Common Stock, Convertible Common Notes, Warrants, Series A Preferred Stock, Convertible Preferred Notes or other securities, as the case may be, in connection with such sale, in which case the Company , CFSL Acquisition, such Subsidiary or any Investor, as the case may be, shall purchase such securities together with all of the securities proposed to be sold by the Lightyear Stockholder, at the same price, and subject to the same terms and conditions.

      (b) Investors who fail to notify the Lightyear Stockholder or its Permitted Transferee within twenty (20) days after the Investors' Notice will be deemed to have waived their rights under this Section 5. Any sale made pursuant to this Section 5 shall be consummated within sixty (60) days of the end of the Notice Period and will be conditioned upon the agreement of the Proposed Transferee that such Proposed Transferee will purchase from each Investor timely electing to participate in such sale pursuant to this Section 5, such Investor's Co-Sale Pro Rata Share of each type of the securities proposed to be sold.

      (c) Each Investor will effect its participation in the sale by promptly delivering to the Lightyear Stockholder or such Permitted Transferee for delivery to the Proposed Transferee one or more certificates, properly endorsed for transfer, which represent:

            (i) the number of shares of Class A Common Stock or Series A Preferred Stock which such Investor elects to sell; or

            (ii) that number of Warrants and/or principal amount of Convertible Notes and/or other convertible securities that is at such time exercisable for or convertible into the number of shares of Class A Common Stock, Series A Preferred Stock or other security that such Investor elects to transfer; provided, however, that: (A) if the Proposed Transferee objects to the delivery of Warrants, Common Convertible Notes or other convertible security in lieu of Class A Common Stock or other security that is proposed to be sold, such Investor will exercise or convert such Warrants, Common Convertible Notes or other convertible security into Class A Common Stock or other securities and deliver such Class A Common Stock or other securities as provided above, (B) if Common Convertible Notes are proposed to be sold, the Proposed Transferee shall be required to purchase from any Investor any combination of Class A Common Stock, Convertible Common Notes or Warrants as shall represent, in the aggregate, such Investor's applicable Co-Sale Pro Rata Share, assuming conversion or exercise of such Convertible Common Notes or Warrants on the date of the relevant closing and (C) if Preferred Convertible Notes are proposed to be sold, the Proposed Transferee shall be required to purchase from any Investor any combination of Series A Preferred Stock or Convertible Preferred Notes as shall represent, in the aggregate, such Investor's applicable Co-Sale Pro Rata Share, assuming conversion of such Convertible Preferred Notes on the date of the relevant closing. The Company and CFSL Acquisition, as the case may be, agree to make any such exercise or conversion under clause (A) concurrent with the actual transfer of such Securities to the Proposed Transferee.

      (d) The stock or warrant certificate or certificates (or Convertible Notes) that the Investor delivers to the Lightyear Stockholder or such Permitted Transferee pursuant to Section 5(c) will be transferred to the Proposed Transferee in consummation of the sale of the securities pursuant to the terms and conditions specified in the Investors' Notice, and the Lightyear Stockholder or such Permitted Transferee will concurrently therewith remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale. To the extent that any Proposed Transferee prohibits such assignment or otherwise refuses to purchase securities from an Investor exercising its rights of co-sale hereunder, the Lightyear Stockholder or such Permitted Transferee will not sell to such Proposed Transferee any securities unless and until, simultaneously with such sale, the Lightyear Stockholder or such Permitted Transferee purchases such securities from such Investor on the same terms and conditions as the transfer by the Lightyear Stockholders or such Permitted Transferee. If the Proposed Transferee is the Company or CFSL Acquisition, nothing in this Section 5(d) shall be deemed to create any right on the part of such Permitted Transferee to make such refusal.

      (e) If the Company, CFSL Acquisition or any other Subsidiary of the Company issues after the date hereof any type or types of securities that are not substantially similar to a class of securities outstanding on the date of this Agreement, the Parties shall negotiate in good faith appropriate amendments to this Section 5 and the definition of Co-Sale Pro Rata Share as shall be necessary to maintain the intent and effect of the rights and obligations set forth herein.

      (f) If, in the case of CDP or a Permitted Transferee of CDP, the sale proceeds of a transaction subject to this Section 5 consist of a form of consideration that would result in a Caisse Stockholder holding an equity interest of the type described in clause (i) or (ii) of Section 2(d), then CDP or such Permitted Transferee shall be entitled to receive its portion of the applicable consideration in cash, in an amount equal to the fair market value of such consideration.

SECTION 6. EXCEPTIONS TO RIGHTS OF FIRST REFUSAL AND CO-SALE; TRANSFER OF RIGHTS

      Notwithstanding the restrictions set forth in Section 4 and Section 5, each Investor and his, her or its Permitted Transferee may sell or transfer any Securities to a Permitted Transferee provided that (A) such Permitted Transferee agrees in writing to be bound by the terms of this Agreement applicable to the Investor or his, her or its Permitted Transferee and (B) provided further that, if requested by the Company or CFSL Acquisition, prior to such sale or transfer, the Company or CFSL Acquisition, as the case may be, receives an opinion from counsel to the Investor proposing to effect such transfer, in such form as shall be reasonably satisfactory to the Company or CFSL Acquisition, as the case may be, that such transfer does not require registration under the Securities Act; provided, however, that no such legal opinion shall be required to be delivered to the Company or CFSL Acquisition, as the case may be, if such transfer is requested by an Investor (x) that is a state-sponsored employee benefit plan in connection with a transfer from such Investor to a successor trust or fiduciary or pursuant to a statutory reconstitution or (y) in connection with a transfer to one or more Affiliates of such Investor.

SECTION 7. PROHIBITED TRANSFERS

      (a) No Investor or his, her or its Permitted Transferee may transfer any or all of his, her or its Securities (or any other securities of the Company, CFSL Acquisition or any other Subsidiary of the Company) in any manner that is prohibited by this Agreement. In order for any transfer to be valid hereunder, any transferee of Securities must agree in writing to be bound by the obligations of this Agreement applicable to the transferring Investor or his, her or its Permitted Transferee, as the case may be.

      (b) In the event any Lightyear Stockholder or its Permitted Transferee transfers any securities in contravention of the co-sale rights of the Investors under Section 5 of this Agreement (a "Prohibited Transfer"), the Investors, in addition to such other remedies as may be available at law, in equity, under the Company Certificate of Incorporation or the Acquisition Certificate of Incorporation (as the case may be, and as such documents may be amended from time to time in accordance with the terms of this Agreement) or hereunder, will have the option provided in clause (c) below, and such Lightyear Stockholder will be bound by the applicable provisions of such option.

      (c) In the event of a Prohibited Transfer, each Investor will have the right to sell to the Lightyear Stockholder (or its Permitted Transferee, as the case may be), and the Lightyear Stockholder (or its Permitted Transferee, as the case may be) will be obligated to purchase from such Investor, the amount and type of securities that such Investor would have been entitled to transfer to the purchaser in the Prohibited Transfer under Section 5 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement. Such sale will be made on the following terms and conditions:

            (i) the price per share at which the applicable class of securities are to be sold to the Lightyear Stockholder (or its Permitted Transferee, as the case may be) will be equal to the price per share paid by the purchaser to the Lightyear Stockholder in the Prohibited Transfer, and the other terms and conditions of the two sales shall be identical (provided, however, that the Lightyear Stockholder (or its Permitted Transferee, as the case may be) shall take such actions as shall be necessary so that the applicable Investor may receive such consideration);

            (ii) within ninety (90) days after the later of the dates on which an Investor (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Investor will, if exercising the put option created hereby, deliver to the applicable Lightyear Stockholder (or its Permitted Transferee, as the case may be) the certificate or certificates representing the Securities to be sold, each such certificate to be properly endorsed for transfer; and

            (iii) the Lightyear Stockholder will, upon receipt of the certificate or certificates for the shares to be sold by an Investor pursuant to this Section 7(c)(iii), pay the aggregate purchase price therefor, as specified in Section 7(c)(i), in cash or by other means acceptable to the Investor, provided, however, that if, in the case of CDP or its Permitted Transferee, the consideration to be received would result in a Caisse Stockholder holding an equity interest of the type described in clause (i) or (ii) of Section 2(d), then CDP or such Permitted Transferee shall be entitled to receive such consideration in cash, in an amount equal to the fair market value of such consideration.

      (d) (i) The Company and CFSL Acquisition will not, and will cause CFS and all other Subsidiaries of the Company, not to, (A) permit any transfer on its books of any securities which have been sold or transferred in violation of any of the provisions set forth in this Agreement or (B) treat as the owner of such securities, or accord the right to vote as an owner or pay dividends to any transferee to whom such securities have been sold in violation of any of the provisions set forth in this Agreement.

SECTION 7A. ADDITIONAL TCW SHARES; RESERVATION

      (a) If any shares of Series A Preferred Stock are issued upon conversion of the Preferred Convertible Notes, then promptly following such issuance, CFSL Acquisition shall issue to the TCW Stockholders, pro rata in accordance with their then-current holdings of such shares, additional shares of Series A Preferred Stock, upon payment of the purchase price of $.001 per share. The number of shares of Series A Preferred Stock to be issued pursuant to this paragraph shall be determined in accordance with the following formula:

      If the conversion of the Preferred Convertible Notes takes place between the date of this Agreement and the first anniversary hereof:

            C = 94,639 x R x (1 + (S x .08))
                                  ----------
                                     365

            C = number of shares of Series A Preferred Stock to be issued to the TCW Stockholders in connection with any conversion of the Preferred Convertible Notes

            R = a fraction, the numerator of which is the principal amount of Preferred Convertible Notes converted and the denominator of which is 3,991,146

            S = number of days elapsed after the date of this Agreement

      If the conversion of the Preferred Convertible Notes takes place after the first anniversary hereof and on or before April 30, 2004:

            C = 94,639 x R x 1.08 x ((1 + (T x .08))
                                          ----------
                                              365

            T = the number of days since the date of this agreement less 365

      (b) CFSL Acquisition shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued capital stock, for the purpose of enabling it to satisfy its obligations hereunder, the maximum number of shares of Series A Preferred Stock which may then be deliverable pursuant to the terms hereof.

SECTION 8. PREEMPTIVE RIGHTS

            Subject to the terms and conditions specified in the Company Certificate of Incorporation and the Acquisition Certificate of Incorporation and Section 8(d) hereof, each Investor (a "Preemption Investor") shall have a preemptive right with respect to future sales by the Company or any Subsidiary (including, but not limited to CFSL Acquisition and CFS) of the Company of any shares of capital stock or any other equity interest then authorized, irrespective of whether or not any shares of such class are outstanding on the date hereof, and including any securities that are exercisable for, or convertible into, shares of such capital stock or other equity interests. Such Preemption Investor is entitled to apportion the preemptive rights hereby granted it among itself and its Affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(2) of the Securities Act or any similar exemption under applicable state securities laws in connection with such sale of securities. Each time the Company or any Subsidiary (including, but not limited to, CFSL Acquisition and CFS) of the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the "New Securities"), the Company or such Subsidiary of the Company (including, but not limited to CFSL Acquisition and CFS) will offer such New Securities to each Preemption Investor in accordance with the following provisions:

      (a) Not less than thirty-five (35) days prior to the closing of such offering, the Company or such Subsidiary will deliver a notice (the "Preemptive Rights Notice") to such Preemption Investors stating its bona fide intention to offer such New Securities, the number of New Securities to be offered, the price, terms and conditions of the proposed offering of such New Securities, and the manner of sale.

      (b) By written notification received by the Company or the applicable Subsidiary (including, but not limited to CFSL Acquisition and CFS) within twenty (20) days after receipt of the Preemptive Rights Notice, the Preemption Investors may elect to purchase, at the price and on the terms specified in the Preemptive Rights Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Class A Common Stock issued and held, or issuable upon (i) exercise of the Common Warrants, (ii) exercise of the Contingent Warrants (which shall be deemed to be fully exercisable as of the date of measurement, assuming that all of the then outstanding Common Convertible Notes have been converted in full as of such date) and (iii) upon conversion of Common Convertible Notes then held, by each such Preemption Investor bears to the total number of shares of Class A Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible, exchangeable and exercisable securities). The Company or the applicable Subsidiary of the Company (including, but not limited to CFSL Acquisition and CFS) will promptly, in writing, inform each Preemption Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Preemption Investor's failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor will be entitled to purchase that portion of the New Securities for which Preemption Investors were entitled to subscribe but which were not subscribed for by such Preemption Investors which is equal to the proportion that the number of shares of Class A Common Stock issued and held, or issuable upon (i) exercise of the Common Warrants, (ii) exercise of the Contingent Warrants (which shall be deemed to be fully exercisable as of the date of measurement, assuming that all of the then outstanding Common Convertible Notes have been converted in full as of such date) and (iii) upon conversion of Common Convertible Notes then held by such Fully-Exercising Investor (if any) bears to the total number of shares of Class A Common Stock issued and held, or issuable upon exercise of (i) such Common Warrants, (ii) exercise of such Contingent Warrants (which shall be deemed to be fully exercisable as of the date of measurement, assuming that all of the then outstanding Common Convertible Notes have been converted in full as of such date) and (iii) upon conversion of such Common Convertible Notes then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

      (c) If all New Securities that Preemption Investors are entitled to purchase pursuant to the preceding paragraphs are not elected to be purchased as provided therein, the Company or the applicable Subsidiary of the Company (including, but not limited to CFSL Acquisition and CFS) may, during the ninety
(90) day period following the expiration of the period provided in Section 8(b), offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Preemptive Rights Notice. If the Company or the applicable Subsidiary does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder will be deemed to be revived and such New Securities will not be offered unless first reoffered to the Preemption Investors in accordance herewith.

      (d) The right of first offer in this Section is not applicable to (i) the issuance or sale of shares of Class B Common Stock (or options therefor) to employees, directors, officers and consultants of the Company or any Subsidiary of the Company for the primary purpose of soliciting or retaining their employment or services pursuant to the Company's 2002 Incentive Plan or any other stock option plan or similar equity plan approved in accordance with
Section 2(a)(x), (ii) the issuance of the Contingent Preferred Shares to the TCW Stockholders, (iii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock, registered under the Securities Act, (iv) the issuance of securities pursuant to the conversion or exercise of convertible, exchangeable or exercisable securities (so long as such convertible, exchangeable or exercisable securities were not issued in violation of this Section 8, including the securities issued on the date of this Agreement that are set forth in Schedule A hereto) or as a result of any stock split or stock dividend, (v) the issuance of securities as consideration in connection with a bona fide business acquisition of or by the Company or a Subsidiary of the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, as approved by the Board of Directors or (vi) securities issued in asset securitization transactions approved by the Board of Directors.

SECTION 9. DRAG ALONG RIGHTS

      (a)   Sale Proposal.

            If, at any time prior to a Qualified Public Offering, except as may be limited by law, a Sale Proposal has been approved by (i) the Board of Directors or the CFSL Acquisition Board, as appropriate, and (ii) the holders of a sufficient amount of the outstanding capital stock of the Company or CFSL Acquisition, as the case may be, required to approve a Sale Proposal under the Company Certificate of Incorporation or the Acquisition Certificate of Incorporation (as such documents may be amended from time to time) and the General Corporation Law of the State of Delaware and this Agreement, then the parties hereto who so approved the Sale Proposal (the "Approving Stockholders") may require all of the parties hereto who are not Approving Stockholders ("Remaining Stockholders") to sell shares of the capital stock (or options or warrants to purchase, or convertible securities exchangeable for, such capital stock) of the Company or CFSL Acquisition, as the case may be, held by such Remaining Stockholders as of such date in such transaction or transactions (by merger or otherwise), held by them to the party or parties whose Sale Proposal was accepted as provided above, for the same per share consideration (equitably adjusted to take into account the exercise or conversion price of any options, warrants or other convertible securities) and otherwise on the terms and conditions provided in this Section 9; provided, however, that no Remaining Stockholder may be required to sell a greater percentage (on a fully-diluted basis) of the capital stock (or options or warrants to purchase, or convertible securities exchangeable for, such capital stock) of the Company or CFSL Acquisition held by him, her or it than the percentage (on a fully-diluted basis) of such capital stock (or options or warrants to purchase, or convertible securities exchangeable for, such capital stock) being transferred by the Approving Stockholders.

      (b)   Compelled Sale Notice.

            The Company or CFSL Acquisition, as the case may be, if instructed in writing by the Approving Stockholders, will send written notice (the "Compelled Sale Notice") of the exercise of the rights of the Approving Stockholders pursuant to this Section 9 to each of the Remaining Stockholders setting forth the consideration per share to be paid pursuant to the Sale Proposal and the other terms and conditions of the transaction. Each Remaining Stockholder, upon receipt of the Compelled Sale Notice, will be obligated to (i) vote its voting securities in favor of such Sale Proposal at any meeting of stockholders in the Company or CFSL, as the case may be, called to vote on or approve such Sale Proposal (or any written consent solicited for such purpose),
(ii) sell all of its capital stock of the Company or CFSL Acquisition, as the case may be (or options or warrants to purchase, or convertible securities exchangeable for, such capital stock, including any Convertible Notes), and participate in the transaction (the "Compelled Sale") contemplated by the Sale Proposal and (iii) otherwise take all necessary action, including, without limitation, expressly waiving any dissenter's rights or rights of appraisal or similar rights, providing access to documents and records of the Company or CFSL Acquisition, as the case may be, entering into an agreement reflecting the terms of the Sale Proposal, surrendering its certificates or other evidences of its securities so as to cause the Company or CFSL Acquisition, as the case may be, and the Approving Stockholders to consummate such Compelled Sale; provided, however, that the only representations, warranties or covenants that each TCW Stockholder, GE Stockholder and Caisse Stockholder (and their respective Permitted Transferees) shall be required to make in connection with any sale made pursuant to this Section 9 shall be representations and warranties with respect to its own ownership of the securities to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, and covenants regarding the delivery of the applicable securities at the closing of such transaction; the liability of each TCW Stockholder, GE Stockholder and Caisse Stockholder with respect to any representation and warranty made in connection with a sale made pursuant to this Section 9 shall be several and not joint with any other Person; such liability shall be limited to a percentage of the amount of proceeds actually received by each such Investor that is no greater than the percentage applicable to any Approving Stockholder, and no TCW Stockholder, GE Stockholder or Caisse Stockholder shall be required to provide any indemnification or escrow to anyone in connection with such sale, other than with respect to the representations and warranties made by such Investor in connection with such sale. Any such Compelled Sale Notice may be rescinded by the Approving Stockholders by delivering written notice thereof to all of the Remaining Stockholders.

      (c)   Conditions to Compelled Sale.

            The obligations of Investors pursuant to Section 9(a) and Section 9(b) are subject to the satisfaction of the following conditions:

            (i) In the event that Investors are required to provide any representations, warranties or indemnities in connection with the Compelled Sale (other than representations, warranties and indemnities concerning each Investor's valid ownership of its securities of the Company or any Subsidiary of the Company, free of all liens and encumbrances (other than those arising under applicable securities laws), and each Investor's authority, power and right to enter into and consummate the Compelled Sale without violating any other agreement), then, each Investor (A) will not be liable for more than its pro rata share (based upon the consideration received) of any liability for misrepresentation, breach of warranty or indemnity, which liability will only be satisfied from an escrow or holdback established in connection with the Compelled Sale, (B) such liability shall be several and not joint with any other Person and (C) such liability will not exceed the total purchase price received by such Investor for its securities; provided, however, that a TCW Stockholder, GE Stockholder or Caisse Stockholder shall not be obligated to participate in a Compelled Sale unless such TCW Stockholder, GE Stockholder or Caisse Stockholder is provided an opinion of counsel to the effect that such Compelled Sale is not in violation of the registration or qualification requirements of Federal or applicable state securities laws, or, if such TCW Stockholder, GE Stockholder or Caisse Stockholder is not provided with such an opinion, the Company or CFSL Acquisition, as the case may be, shall indemnify such TCW Stockholder, GE Stockholder or Caisse Stockholder for any such violation.

            (ii) No Investor shall be obligated to pay more than his, her or its pro rata share of the expenses incurred in connection with a consummated Compelled Sale to the extent such costs are incurred for the benefit of all Investors and are not otherwise paid by the Company, CFSL Acquisition or the acquiring party (costs incurred by or on behalf of an Investor for his, her or its sole benefit will not be considered costs of the transaction hereunder).

            (iii) Nothing set forth in this Section 9 shall limit the applicability of the provisions of Section 2(d) of this Agreement. For the avoidance of doubt, if as a result of a Compelled Sale, a Caisse Stockholder would hold an equity interest of the type described in clause (i) or (ii) of
Section 2(d), then CDP or such Permitted Transferee shall be entitled to receive its portion of the applicable consideration in cash, in an amount equal to the fair market value of such consideration.

SECTION 10. REGISTRATION RIGHTS

      (a)   Demand Registrations.

            (i) Right to Demand Registration. Beginning on the first to occur of (A) the fifth anniversary of the date of this Agreement and (B) the 180th day after the effective date of the Registration Statement relating to the Company's Qualified Public Offering, (1) parties to this Agreement holding at least fifty percent (50%) of the shares of Class A Common Stock or (2) the TCW Stockholders holding a majority of the number of shares of Class A Common Stock then held by all TCW Stockholders may make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of the Registrable Stock held of record and beneficially by them (each a "Demand Registration," and such Investors making such demand, the "Demanding Holders"); provided, that the Company need not effect a Demand Registration whose aggregate offering price (before deduction of underwriting discounts, if applicable, and expenses of sale) would reasonably not be expected to exceed $5,000,000. Within ten (10) Business Days after receipt of the request for a Demand Registration, the Company will send written notice (a "Demand Notice") of such registration request and its intention to comply therewith to all holders of Registrable Stock and, subject to subsection
(iii) below, the Company will include in such registration all the Registrable Stock with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the date such Demand Notice is given. All requests made pursuant to this subsection will specify the aggregate number of shares of Registrable Stock requested to be registered and will also specify the intended methods of disposition thereof. Subject to the terms of this Section 10(a)(i), upon receipt of a Demand Notice, the Company shall use its reasonable best efforts to effect registration of the Registrable Stock to be registered in accordance with the intended method of distribution specified in writing by the Demanding Holders (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act) as soon as practicable, and in no event later than one hundred and twenty (120) days after receipt of a Demand Notice, and to maintain the effectiveness of such registration for a period of one hundred and eighty (180) days. However, such 180-day period shall be extended for a period of time equal to the number of days that the Demanding Holders refrain from selling securities included in such Registration Statement at the request of an underwriter of any securities of the Company. In addition, in the case of any registration of shares of Registrable Stock on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period will be extended, if necessary, to keep the registration effective until all shares of such Registrable Stock are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that the applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Securities Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (A) and (B) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the Registration Statement. If available to the Company, the Company will effect such registration on Form S-3 or a substantially similar successor form.

            (ii) Number of Demand Registrations. The Investors shall collectively be entitled to demand registration of the Registrable Stock held by any of them on no more than three (3) occasions, together with one additional demand that may be made by the TCW Stockholders acting as a group. A Demand Registration shall not be counted as a Demand Registration for such purpose (A) unless such Demand Registration has been declared effective by the Commission and maintained continuously effective and not interfered with by a stop order, injunction or similar mandate until the earlier of (x) the date which is one hundred and eighty (180) days after the initial effective date of such Registration Statement and (y) the date on which all shares of Registrable Stock included therein have been sold in accordance with such Demand Registration; provided, however, that if such registration statement does not become effective after the Company has filed it solely by reason of the refusal to proceed by the Demanding Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company), then such registration shall be deemed to have been effected unless the Demanding Holders shall have elected to pay all expenses related to such registration referred to in Section 10(e) hereof or (B) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by such Demanding Holders. In addition to the foregoing, and subject to the procedures set forth in Section 10(a)(i) above, if the Company is eligible to register any Registrable Stock on Form S-3 of the Commission (or a substantially similar successor form), any one or more Investors may demand the Company to effect such a registration on such Form S-3, provided that (i) the Registrable Stock proposed to be so registered shall have an aggregate value on the date of the demand of at least $10.0 million, and (ii) the Company shall not be required to effect more than one such Form S-3 registration in any twelve month period.

            (iii) Priority on Demand Registrations. If in any underwritten Demand Registration, the managing underwriter or underwriters thereof advise the Company in writing that in its or their opinion, the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price), the Company will include in such registration only the number of securities that, in the opinion of such underwriter or underwriters, can be sold without having a material adverse effect on the success of the offering, as follows: first, all the Registrable Stock of the TCW Stockholders (if such registration was made pursuant to a demand of the TCW Stockholders), second, all the Registrable Stock of each other Investor (other than Investors who are directors or officers of the Company or a Subsidiary of the Company), third, all the Registrable Stock of each Other Registering Holder (as defined herein), and fourth, directors or officers of the Company (or a Subsidiary of the Company), in each case pro rata among all such Persons on the basis of the relative percentage of Registrable Stock requested to be sold by each of them in such offering. In the event that the Registrable Stock of any Investor is excluded from a registration as a result of this paragraph, then such Investor's excluded Registrable Stock shall be included, prior to any other Registrable Stock, in the applicable Registration Statement pursuant to the underwriters' over-allotment option.

            (iv) Selection of Underwriters. If a Demand Registration is to be an underwritten offering, the Company will select a managing underwriter or underwriters of recognized national standing to administer the offering, which managing underwriter or underwriters shall be reasonably acceptable to the holders of a majority of the Registrable Stock to be included in such Demand Registration.

      (b) Piggyback Registrations. If the Company at any time proposes to register under the Securities Act any capital stock, whether or not for sale for its own account, on a form and in a manner which would permit registration of the Registrable Stock held by any Investor for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to each Investor not later than thirty (30) days prior to the filing thereof. Each Investor shall have the right to request that all or any part of his, her or its Registrable Stock be included in such registration. Each Investor shall make such a request by delivering written notice to the Company within ten (10) Business Days after the giving of such notice by the Company; provided, however, that if the managing underwriters of such offering determine that the aggregate amount of securities of the Company which the Company, all Registering Investors and all other stockholders of the Company who are not Investors but are entitled to register securities with the Registering Investors in connection with any offering ("Other Registering Holders") propose to include in such Registration Statement exceeds the maximum amount of securities that may be sold without having a material adverse effect on the success of the offering, including without limitation the selling price and other terms of such offering, the Company will include in such registration securities in such priorities as are set forth in Section 10(a)(iii) above. Notwithstanding the foregoing, in connection with any registration subject to this Agreement (other than the Company's Qualified Public Offering), the number of shares of Registrable Stock included therein shall not be less than one-third of the total number of securities registered. Registrable Stock proposed to be registered and sold pursuant to an underwritten offering for the account of any Registering Investor shall be sold to the prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements in customary form negotiated between the Company and the prospective underwriters. Any Registering Investor who holds Registrable Stock being registered in any offering shall have the right to receive a copy of the form of underwriting agreement. The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to any Registering Investor.

      (c) Holdback Agreements. Each Investor hereby agrees that, without the prior written consent of the managing underwriter, during the period commencing on the date of the final Prospectus relating to the Qualified Public Offering of the Company and ending on the date specified by the managing underwriter (such period not to exceed one hundred eighty (180) days), it will not, to the extent requested by the managing underwriter, (i) lend, sell, offer to sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or enter into any transaction or device that is designed to or could be expected to result in the disposition by any Person at any time in the future of, directly or indirectly, any shares of the class of capital stock included in such registration (the "registered stock") or any securities convertible into or exercisable or exchangeable for, or representing the right to receive, shares of the registered stock, or register for resale any outstanding shares of the registered stock (whether such shares or any such securities are then owned by the Investor or are thereafter acquired); provided that this clause (i) shall not prohibit such transactions between an Investor and an Affiliate of such Investor if such Affiliate agrees in writing to be bound by the terms of this Agreement, including this Section 10, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the registered stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the registered stock or such other securities, in cash or otherwise. In addition, notwithstanding the provisions of this paragraph, each Investor may (i) sell any shares of the Company's capital stock purchased in the open market following consummation of the Qualified Public Offering, and
(ii) sell any shares of the Company's capital stock to a third party in a transaction that is exempt from the registration requirements of the Securities Act, provided, however, that any such purchaser agrees to be bound by the Investor's obligations set forth in this paragraph and to enter into a similar agreement with the managing underwriter on its own behalf. The underwriters in connection with the Company's public offerings are intended third party beneficiaries of this Section 10(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Stock of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Investor will, if so requested, execute an agreement in the form provided by the managing underwriter containing terms which are essentially consistent with the provisions of this Section 10(c). It is a condition to each Investor's obligations pursuant to this paragraph that each director and executive officer of the Company, and each registered or beneficial owner of one percent (1%) or more of the outstanding shares of the registered stock as of the date of the final Prospectus referred to in the first sentence of this paragraph shall execute and deliver an agreement with the managing underwriter containing substantially similar obligations to the obligations set forth in this paragraph. If any holder of shares of the registered stock that has executed such an agreement is released with respect to some or all of its shares of the registered stock, the managing underwriter shall release a ratable portion of each Investor's shares of registered stock from the lock-up provisions set forth herein.

      (d) Expenses. Except as otherwise required by state securities or blue sky laws or the rules and regulations promulgated thereunder, all customary expenses, disbursements and fees incurred by the Company and the Investors in connection with any registration under this Section 10, including all expenses associated with any blue sky filings, shall be borne by the Company, except that the following expenses shall be borne by the Investor incurring the same: (i) the costs and expenses of counsel to such Investor to the extent such Investor retains counsel, except that the Company shall bear the costs and expenses of one counsel (together with any appropriate local counsel) to the Investors as a group, (ii) discounts, commissions, fees or similar compensation owing to underwriters, selling brokers, dealer managers or other industry professionals, to the extent relating to the distribution or sale of such Investor's securities and (iii) transfer taxes with respect to the securities sold by such Investor.

      (e) Registration Procedures. In connection with any registration of Registrable Stock under the Securities Act pursuant to this Agreement, the Company will consult with each Registering Investor whose Registrable Stock is to be included in any such registration concerning the form of underwriting agreement, which shall be subject to the review and comment of such Registering Investor and its counsel, shall provide to such Registering Investor the form of underwriting agreement prior to the Company's execution thereof and shall provide to such Registering Investor and its representatives such other documents (including comments by the Commission on the Registration Statement) as such Registering Investor shall reasonably request in connection with its participation in such registration. Unless otherwise required by the applicable underwriter as a condition to entering into such underwriting agreement, the only representations, warranties or covenants that each Registering Investor shall be required to make in any such underwriting agreement shall be representations and warranties with respect to its own ownership of the Registrable Stock to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, and covenants regarding the delivery of the applicable shares at the closing of such transaction. The Company will furnish each Registering Investor whose Registrable Stock is registered thereunder and each underwriter, if any, with a copy of the Registration Statement and all amendments thereto and will supply each such Registering Investor and each underwriter, if any, with copies of any prospectus included therein (including a preliminary Prospectus and all amendments and supplements thereto), in such quantities as may be reasonably necessary for the purposes of the proposed sale or distribution covered by such registration. Subject to the second to last and next to last sentences of Section 10(a)(i), the Company shall not, however, be required to maintain the registration statement effective or to supply copies of a Prospectus for a period beyond one hundred eighty (180) days after the effective date of such Registration Statement and, at the end of such period, the Company may deregister any securities covered by such Registration Statement and not then sold or distributed. In the event that the Company prepares and files with the Commission a Registration Statement providing for the sale of Registrable Stock held by any Registering Investor pursuant to its obligations under this Section 10, the Company will use its reasonable best efforts to have the Registration Statement declared effective by the Commission and in furtherance of the sale of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable and will:

            (i) use its reasonable best efforts to prepare and file within forty-five (45) days after receipt of a request to file a registration statement on any form for which the Company is then qualified or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Stock in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective as quickly as practicable;

            (ii) upon filing a Registration Statement or any Prospectus related thereto or any amendments or supplements thereto, furnish to the Registering Investors whose shares of Registrable Stock are covered by such Registration Statement and the underwriters, if any, copies of all such documents;

            (iii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for the one hundred eighty (180) day period referenced in Section 10(e) above (or such longer period as shall be determined in accordance with the second to last and next to last sentences of
Section 10(a)(i)); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

            (iv) promptly notify the Registering Investors and the managing underwriters, if any, and (if requested by any such Person) confirm such advice in writing, (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (v) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

            (vi) if requested by the managing underwriters or a Registering Investor, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Registering Investors holding a majority of the Registrable Stock being sold by Registering Investors agree should be included therein relating to the sale of such Registrable Stock, including information with respect to the amount of Registrable Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Stock to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (vii) furnish to each managing underwriter at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (viii) deliver to such Registering Investors and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons or entities may reasonably request;

            (ix) prior to any public offering of Registrable Stock, register or qualify or cooperate with the Registering Investors, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Stock for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Registering Investor or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Stock covered by the applicable Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

            (x) cooperate with the Registering Investors and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Stock to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Stock to the underwriters;

            (xi) if any fact described in Section 10(e)(iv)(E) above exists, prepare a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (xii) cause all Registrable Stock covered by the Registration Statement to be listed on each securities exchange or over-the-counter quotation system on which similar securities issued by the Company are then listed (or, if none are so listed, on such securities exchange as shall be selected by the Company, so long as such exchange is not reasonably objected to by the holders of a majority of the Registrable Stock covered by the applicable Registration Statement);

            (xiii) provide a CUSIP number and transfer agent for all Registrable Stock included in such Registration Statement, not later than the effective date of the applicable Registration Statement;

            (xiv) enter into such agreements (including, in the case of an underwritten offering, an underwriting agreement in form reasonably satisfactory to the holders of a majority of the Registrable Stock being sold and the Company) and take all such other reasonable actions in connection therewith as the holders of a majority of the Registrable Stock being sold or the underwriters retained by such holders, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

            (xv) make available for inspection by a representative of any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney or accountant retained by such underwriter, all financial and other records, and any pertinent corporate documents and properties of the Company reasonably requested by such representative, underwriter, attorney or accountant in connection with such Registration Statement;

            (xvi) use its reasonable best efforts to obtain cold comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Stock being sold or the underwriter of such offering reasonably requests;

            (xvii) use its reasonable best efforts to obtain opinion letters from the Company's legal counsel in customary form and covering such matters of the type customarily covered by opinion letters as the holders of a majority of the Registrable Stock being sold or the underwriter of such offering reasonably requests; and

            (xviii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and relevant state securities commissions, and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of any 12-month period (or ninety
(90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Stock of such Registering Investor is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

      (f) Conditions to Investor Rights. It shall be a condition of each Registering Investor's rights hereunder to have Registrable Stock owned by it registered that:

            (i) such Registering Investor shall cooperate with the Company in all reasonable respects by supplying information and executing documents relating to such Registering Investor or the securities of the Company owned by such Registering Investor in connection with such registration (including, if requested by the underwriters, an underwriting agreement to be executed by all Registering Investors); and

            (ii) if the Company shall furnish to such Registering Investor a certificate signed by the President of the Company stating that, in the good faith discretion of the Board of Directors of the Company, it would not be in the best interest of the Company for such Registration Statement to be filed on or before the date filing would be required, then the Company may defer the filing of the Registration Statement for a period or periods not in excess of ninety (90) days, such right to delay a filing to be exercised by the Company not more than once in any calendar year;

            (iii) such Registering Investor shall enter into such undertakings and take such other action relating to the conduct of the proposed offering which the Company or the underwriters may reasonably request as being necessary to ensure compliance with Federal and state securities laws and the rules or other requirements of the National Association of Securities Dealers, Inc. or otherwise to effectuate the offering; and

(iv) if the Registrable Stock being sold by an Investor is issuable upon conversion or exercise of Common Convertible Notes or Warrants, such Investor shall convert or exercise such Securities prior to the closing of the related sale (and such conversion or exercise may be made conditional upon such closing taking place).

      (g) Indemnification by the Company. To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Registering Investor, and any underwriter (as defined in the Securities Act) together with their officers, directors, partners, stockholders, trustees, affiliates (within the meaning of Rule 405 under the Securities Act), and each Person, if any, who controls such Registering Investor or underwriter, within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, claims, actions, damages, liabilities and expenses (joint or several) (including, without limitation, attorneys' fees and disbursements and all other expenses incurred in investigating, preparing, compromising or defending against any such litigation, commenced or threatened, or any claim whatsoever and all amounts paid in settlement of any such claim or litigation) to which any of such indemnified Persons may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, or at common law or otherwise (collectively "Losses") as incurred, insofar as such Losses arise out of or are based upon any of the following (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws or any other Federal or state statutory law or regulation or at common law or otherwise; provided, however, that the indemnity agreement contained in this paragraph will not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation that solely occurs in reliance upon and in conformity with written information provided by and relating to an indemnified Person, that is furnished expressly for use in connection with such registration by such indemnified Person; provided, further, that the foregoing indemnity agreement with respect to any preliminary Prospectus will not inure to the benefit of any indemnified Person from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the Prospectus (as then amended or supplemented if the Company will have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such indemnified Person to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

      (h) Indemnification by Investors. To the extent permitted by law, each Registering Investor, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other stockholder selling securities in such Registration Statement and any controlling Person of any such underwriter or other stockholder, against any Losses to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation or at common law or otherwise, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation solely occurs in reliance upon and in conformity with written information provided by and relating to such Registering Investor that is furnished by such Registering Investor expressly for use in connection with such Registration Statement; provided that in no event will any indemnity under this paragraph exceed the amount by which the net proceeds from the sale of Registrable Stock received by such Registering Investor exceeds the aggregate amount of any Losses that such Registering Investor has previously otherwise paid for any Violations.

      (i) Notification of Loss. Promptly after receipt by an indemnified party under the prior two paragraphs of actual knowledge of any claim or the commencement of any action (including any governmental action), as to which indemnity may be sought, such indemnified party will deliver to the indemnifying party a written notice of the commencement thereof (but the failure to so notify an indemnifying party will not relieve it from any liability or obligation which it may have under this paragraph or otherwise except to the extent that the failure to notify results in the forfeiture by the indemnifying party of substantial rights and defenses and will not in any event relieve the indemnifying party from any obligations other than the indemnification provided for herein). The indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, to assume the defense thereof with counsel approved by the indemnified parties (whose approval shall not unreasonably be withheld). However, the indemnified parties will have the right to retain separate counsel and to participate in the defense thereof, with the fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be, in the indemnified party's view, inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or if the indemnifying party fails to promptly assume the defense. In no event will the indemnifying party be required to pay the expenses of more than one counsel per jurisdiction as counsel for the indemnified parties. The indemnifying party will be responsible for the expenses of such defense even if the indemnifying party does not elect to assume such defense. No indemnifying party may, except with the written consent of the indemnified parties, consent to the entry of any judgment or enter into any settlement which does not include as a term thereof the unconditional release of each indemnified parties of all liability in respect of such claim or litigation. No indemnified party shall be liable for any settlement effected without its written consent.

      (j) Contribution. If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified parties hereunder, will contribute to the amount paid or payable by such indemnified parties as a result of such Loss
(i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party in connection with the Violations that resulted in such Loss as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party and the indemnified parties will be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. The relative fault of the indemnifying party and of the indemnified parties will be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified parties and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation. The Company and the Investors hereby agree that it would not be just and equitable if contributions pursuant to this
Section 10(j) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by any indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 10(j) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 10(j).

      (k) Limitations. In no event will any contribution by a Registering Investor under this Section 10 exceed the amount by which the net proceeds from the sale of Registrable Stock received by such Investor exceeds the aggregate amount of any Losses that such Investor has previously otherwise paid for any Violations. Notwithstanding the foregoing, no party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to indemnification or contribution from any person not so guilty. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

      (l) Survival. The indemnification and contribution obligations of the Company and the Investors under this Section 10 will survive the completion of any offering of Registrable Stock in a Registration Statement under this Section 10 and otherwise.

      (m) Reports under Securities Exchange Act of 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees, after the earliest of the closing of the sale of securities by the Company pursuant to a Registration Statement or the registration by the Company of a class of securities under Section 12 of the Exchange Act, to use commercially reasonable efforts:

            (i) to make and keep current public information about the Company available (as those terms are understood and defined in Rule 144 under the Act), at all times following the effective date of the first Registration Statement filed by the Company for the offering of its securities to the general public;

            (ii) to take such action, including the voluntary registration of such securities under Section 12 of the Exchange Act, as is necessary to enable the Investors to utilize Form S-3 for the resale of their Registrable Stock, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

            (iii) to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (iv) to furnish to any Investor, so long as the Investor owns any Registrable Stock, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company filed by the Company under the Exchange Act and (iii) such other information as such Investor may reasonably request in order to avail itself of any similar rule or regulation of the Commission that permits the selling of any such securities without registration or pursuant to such form.

SECTION 11. FINANCIAL STATEMENTS

      The Company will deliver to each Investor, for so long as it shall hold any of the shares of Class A Common Stock and/or Series A Preferred Stock held by it on the date of this Agreement:

      (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an audited (consolidated) balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related audited (consolidated) statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles ("GAAP"), and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors;

      (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three quarterly accounting periods in each fiscal year a (consolidated) balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and the related (consolidated) statements of income, stockholders' equity and cash flows for such fiscal quarter and for the fiscal year-to-date, in each case with comparative statements for the prior fiscal year period, and the projected budget, unaudited but prepared in accordance with GAAP consistently applied (other than normal year-end audit adjustments);

      (c) with respect to the financial statements called for in Section 11(b), a certificate executed by the chief financial officer of the Company certifying that such financials were prepared in accordance with GAAP consistently applied (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its Subsidiaries and their results of operation for the period specified, subject to normal year-end audit adjustments; and

      (d) as early as practicable, but in any event at least no later than thirty (30) days prior to the start of each fiscal year, a business plan, consolidated capital and operating expense budgets, and income and loss projections for the Company and its Subsidiaries in respect of such fiscal year, all itemized in reasonable detail.

SECTION 12. INSPECTION

      The Company and its Subsidiaries will permit each Investor, for so long as it shall hold at least 100,000 shares of Class A Common Stock (each, a "Qualified Investor"), at such Qualified Investor's expense (including the expenses of the Company's independent auditors or the independent auditors of a Subsidiary of the Company, if applicable), to visit and inspect the Company's and its Subsidiaries' properties, to examine their books of account and records and to discuss the Company's and its Subsidiaries' affairs, finances and accounts with their officers and representatives of the Company's independent auditors (and any separate independent auditors of CFSL Acquisition, CFS or any other Subsidiary of the Company), all at such reasonable times and as may be reasonably requested by the Qualified Investor; provided, however, that none of the Company, its Subsidiaries or such auditors will be obligated pursuant to this Section 12 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information, and provided, further, that the Company and its Subsidiaries may require the Qualified Investor to execute a confidentiality and nondisclosure agreement prior to any such visit and inspection.

SECTION 13. MISCELLANEOUS

      (a) Termination. This Agreement may be terminated or amended upon the written approval of (i) the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Class A Common Stock subject to this Agreement and (ii) the written approval of (A) the majority of the Class A Common Stock and the Series A Preferred Stock (and of any class or series of equity securities that may be issued after the date hereof by the Company, CFSL Acquisition or any other Subsidiary of the Company) held by the Caisse Stockholders, (B) the majority of the Class A Common Stock and the Series A Preferred Stock (and of any class or series of equity securities that may be issued after the date hereof by the Company, CFSL Acquisition or any other Subsidiary of the Company) held by the GE Stockholders and (C) the majority of the Class A Common Stock and the Series A Preferred Stock (and of any class or series of equity securities that may be issued after the date hereof by the Company, CFSL Acquisition or any other Subsidiary of the Company) held by the TCW Stockholders. Provided that such transaction would not result in a Caisse Stockholder holding an equity interest of the type described in Section 2(d)(i) or Section 2(d)(ii), this Agreement shall also terminate with respect to any Investor if a Sale Proposal is consummated in which all of the equity securities in the Company, CFSL Acquisition, CFS and each Subsidiary of CFS held by such Investor (including, without limitation, the Securities and any equity securities that may be issued after the date hereof) are sold and, in connection with such Sale Proposal, all of the consideration that such Investor receives consists of (i) cash and/or (ii) securities of a class that is registered under the Exchange Act and traded on a national securities exchange or the Nasdaq National Market, and for which any required listing application has been filed and accepted, and that are issued to the Investor under an effective registration statement under the Securities Act. The rights and obligations of all Parties under Sections 2 through 9 and Sections 11 and 12 hereof shall also terminate upon the closing date of a Qualified Public Offering that covers shares of all classes of capital stock in the Company held by the Investors. Neither the Company nor CFSL Acquisition shall enter into any agreement or arrangement which (i) is inconsistent with this Agreement or (ii) would impair their ability to fulfill their respective obligations under this Agreement, in each case, without obtaining the approvals set forth in the first sentence of this Section 13(a).

      (b) Legends. Each certificate representing securities or warrants subject to this Agreement shall bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

            "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF MAY 17, 2002. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

      (c) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Securities. None of the rights of the Investors set forth herein may be assigned, except the rights of each Investor herein may be assigned (i) to a Permitted Transferee (which shall occur automatically upon the satisfaction of the conditions set forth in Section 6(a)) or (ii) to any Person who acquires from such Investor at least thirty-three and one-third percent (33 1/3%) of the Class A Common Stock and the Series A Preferred Stock held by such Investor on the date of this Agreement (not including shares of Class A Common Stock or Series A Preferred Stock issuable upon conversion of Convertible Notes that were not converted), and in the case of such clause (ii), such Person shall be deemed to be an Investor hereunder after the completion of such acquisition. Following an assignment permitted by the prior sentence, the assignee shall obtain the rights of the assigning Investor under such Sections, and shall be subject to the obligations of such assigning Investor set forth herein.

      (d) Specific Performance. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party's obligations under this Agreement. The Company, CFSL Acquisition and the Investors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (e) Governing Law. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York and Rule 327(b) of the New York Civil Practice Laws and Rules.

      (f) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

      (g) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) calendar days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

            If to the Company or CFSL Acquisition, at:

            CFSL Holdings Corp.
            51 West 52nd Street, 23rd Floor
            New York, New York 10019
            Attention: Bruce J. Rubin
            Facsimile: (212) 882-5757

            CFSL Acquisition Corp.
            51 West 52nd Street, 23rd Floor
            New York, New York 10019
            Attention: Bruce J. Rubin
            Facsimile: (212) 882-5757

            with copies to:

            Morrison & Foerster LLP
            1290 Avenue of the Americas
            New York, New York 10104-0050

            Attention: Allen L. Weingarten, Esq.
            Facsimile: (212) 468-7900

            If to the Lightyear Stockholders, to:

            The Lightyear Fund, L.P.
            51 West 52nd Street, 23rd Floor
            New York, New York 10019
            Attention: Bruce J. Rubin
            Facsimile: (212) 882-5757

            with copies to:

            Morrison & Foerster LLP
            1290 Avenue of the Americas
            New York, New York 10104-0050
            Attention: Allen L. Weingarten, Esq.
            Facsimile: (212) 468-7900

            If to any of the other investors, at:

            The addresses set forth on Schedule A hereto.

      (h) Further Assurances. Each Investor, CFSL Acquisition and the Company will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, which may reasonably be required to effect the purposes and transactions contemplated by this Agreement.

      (i) Entire Agreement. This Agreement and the Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and no Party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

      (j) Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

      (k) Waivers. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, must be executed by the Party against which it is to be enforced, and will be effective only to the extent specifically set forth in such writing.

      (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                       CFSL HOLDINGS CORP.

                                       By: /s/ Bruce J. Rubin
                                           -------------------------------------
                                           Name: Bruce J. Rubin
                                           Title: President and Chief Executive
                                                  Officer

                                       CFSL ACQUISITION CORP.

                                       By: /s/ Bruce J. Rubin
                                           -------------------------------------
                                           Name: Bruce J. Rubin
                                           Title: President and Chief Executive
                                                  Officer

                                       THE LIGHTYEAR FUND, L.P.

                                       By: Lightyear Fund GP, LLC, its General
                                           Partner

                                       By: /s/ Bruce J. Rubin
                                           -------------------------------------
                                           Name: Bruce J. Rubin
                                           Title: Managing Director and Chief
                                                  Administrative Officer

                                       LIGHTYEAR CO-INVEST PARTNERSHIP, L.P.

                                       By: Lightyear Fund GP, LLC, its General
                                           Partner

                                       By: /s/ Bruce J. Rubin
                                           -------------------------------------
                                           Name: Bruce J. Rubin
                                           Title: Managing Director and Chief
                                                  Administrative Officer

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                       CDP FINANCIAL SERVICES (US) LP

                                       By: CDPQ Financial Services Inc., its
                                           General Partner

                                       By: /s/ Andre Bourbonnais
                                           -------------------------------------
                                           Name: Andre Bourbonnais
                                           Title: President

                                       By: /s/ Denis Auclair
                                           -------------------------------------
                                           Name: Denis Auclair
                                           Title: Managing Director

                                       GE CAPITAL EQUITY INVESTMENTS, INC.

                                       By: /s/ Joseph Freeman Jr.
                                           -------------------------------------
                                           Name: Joseph Freeman Jr.
                                           Title: VP

                                       TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
                                       TCW/CRESCENT MEZZANINE TRUST III and
                                       TCW/CRESCENT MEZZANINE PARTNERS III
                                       NETHERLANDS, L.P.

                                       By: TCW/Crescent Mezzanine Management
                                           III, L.L.C.
                                           its Investment Manager

                                       By: /s/ Leo Helmers
                                           -------------------------------------
                                           Name: Leo Helmers
                                           Title: SVP

                      SCHEDULE A TO STOCKHOLDERS AGREEMENT

                              SCHEDULE OF INVESTORS

                                                                              Number of
                                       Number of shares     Number of         Contingent
                     Number of shares    of Series A       Warrants to       Warrants to     Principal Amount   Principal Amount of
                        of Class A     Preferred Stock   Purchase Class A  Purchase Class A      of Common           Preferred
                     Common Stock of          of         Common Stock of   Common Stock of   Convertible Notes  Convertible Notes of
     Investor         CFSL Holdings    CFSL Acquisition   CFSL Holdings     CFSL Holdings    of CFSL Holdings     CFSL Acquisition
-------------------  ----------------  ----------------  ----------------  ----------------  -----------------  --------------------
THE LIGHTYEAR
FUND, L.P.               6,099,752         6,694,849            0                  0              $802,888           $3,176,319
(Notice information
provided in Section
13(g))

LIGHTYEAR CO-INVEST
PARTNERSHIP, L.P.           28,552            31,337            0                  0              $  3,758           $   14,868
(Notice information
provided in Section
13(g))

                                                                              Number of
                                       Number of shares     Number of         Contingent
                     Number of shares    of Series A       Warrants to       Warrants to     Principal Amount   Principal Amount of
                        of Class A     Preferred Stock   Purchase Class A  Purchase Class A      of Common           Preferred
                     Common Stock of          of         Common Stock of   Common Stock of   Convertible Notes  Convertible Notes of
     Investor         CFSL Holdings    CFSL Acquisition   CFSL Holdings     CFSL Holdings    of CFSL Holdings     CFSL Acquisition
-------------------  ----------------  ----------------  ----------------  ----------------  -----------------  --------------------
CDP FINANCIAL
SERVICES (US) LP          972,473          1,067,349                0                0            $128,003            $506,396
c/o Davies Ward
Phillips & Vineberg
LLP
625 Madison Avenue,
New York, N.Y. 10022
Attn:
James Guadiana, Esq.
Fax: (212) 308-0132

with copies to:
Davies Ward
Phillips Vineberg
s.r.l.
1501, Avenue McGill
College Montreal
Canada H3A 3N9
Attention:
Genevieve Dufour,
Esq.
Fax: (514) 841-6499

GE CAPITAL EQUITY
INVESTMENTS, INC.         563,753            618,753                0                0            $ 74,205            $293,563
120 Long Ridge Road
Stamford, CT 06927
Attention:
General Counsel
Facsimile:
(203) 357-3047

TCW/CRESCENT
MEZZANINE PARTNERS
III, L.P.                324,256           1,191,558          835,667           72,057                   0                   0
c/o TCW/Crescent
Mezzanine L.L.C.
200 Park Avenue,
Suite 2200
New York, NY 10166
Attention:
Leo A. Helmers

Facsimile:
(212) 771-4173

with copies to:
Skadden, Arps,
Slate, Meagher &
Flom LLP
300 South Grand
Avenue, Suite 3400
Los Angeles,
California 90071
Attention:
Jeffrey Cohen, Esq.
(213) 687-5600

                                                                              Number of
                                       Number of shares     Number of         Contingent
                     Number of shares    of Series A       Warrants to       Warrants to     Principal Amount   Principal Amount of
                        of Class A     Preferred Stock   Purchase Class A  Purchase Class A      of Common           Preferred
                     Common Stock of          of         Common Stock of   Common Stock of   Convertible Notes  Convertible Notes of
     Investor         CFSL Holdings    CFSL Acquisition   CFSL Holdings     CFSL Holdings    of CFSL Holdings     CFSL Acquisition
-------------------  ----------------  ----------------  ----------------  ----------------  -----------------  --------------------
TCW/CRESCENT
MEZZANINE TRUST III       50,516            185,635           130,190           11,226               0                  0
c/o TCW/Crescent
Mezzanine L.L.C.
200 Park Avenue,
Suite 2200
New York, NY 10166
Attention:
Leo A. Helmers
Facsimile:
(212) 771-4173

(with copies to
Skadden Arps, as
provided above)

                                                                              Number of
                                       Number of shares     Number of         Contingent
                     Number of shares    of Series A       Warrants to       Warrants to     Principal Amount   Principal Amount of
                        of Class A     Preferred Stock   Purchase Class A  Purchase Class A      of Common           Preferred
                     Common Stock of          of         Common Stock of   Common Stock of   Convertible Notes  Convertible Notes of
     Investor         CFSL Holdings    CFSL Acquisition   CFSL Holdings     CFSL Holdings    of CFSL Holdings     CFSL Acquisition
-------------------  ----------------  ----------------  ----------------  ----------------  -----------------  --------------------
TCW/CRESCENT
MEZZANINE
PARTNERS III               13,248           48,683            34,143             2,944               0                   0
NETHERLANDS, L.P.
c/o TCW/Crescent
Mezzanine L.L.C.
200 Park Avenue,
Suite 2200
New York, NY 10166
Attention:
Leo A. Helmers
Facsimile:
(212) 771-4173

(with copies to
Skadden Arps, as
provided above)